Exhibit 99.1

FOR IMMEDIATE RELEASE

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES ANNOUNCES

FISCAL 2013 YEAR-END FINANCIAL RESULTS

PINGDINGSHAN, China – September 30, 2013 /PRNewswire-FirstCall/ - SinoCoking Coal and Coke Chemical Industries, Inc. (SCOK) (the "Company" or "SinoCoking"), a vertically-integrated coal and coke processor, today announced its financial results for the fiscal year ended June 30, 2013.

Fiscal Year 2013 vs. 2012

•	Total revenue decreased to $66.7 million, as compared to $78.9 million.
•	Gross margin decreased to 12.3%, as compared to 19.2%.
•	Income from operations decreased to $5.1 million, as compared to $12.0 million.
•	Net income was $1.1 million or $0.05 per diluted share, as compared to $12.5 million or $0.59 per diluted share.

Discussing fiscal 2013 financial results, SinoCoking’s Chairman and CEO, Mr. Jianhua Lv, noted, “The decrease in fiscal 2013 revenue was mainly due to decreased sales of coke, coal tar, raw coal, mid-coal, and washed coal, offset by increased sales of coal slurries as well as sales of coke powder and crude benzol, two new products that we introduced in fiscal 2013. Coke powder and crude benzol are byproducts of the coking process and have various industrial applications. Of note, we have been producing crude benzol at our leased Hongfeng plant since last April.”

Mr. Lv continued, “In fiscal 2013, our revenue continued to suffer because of a very limited raw coal supply due to the ongoing mining moratorium, and we met our coal requirements largely by purchasing raw coal, including from other provinces, at a higher cost driven by the supply shortage. As a result, our overall production cost increased and gross margin decreased. We expect gross margin to remain depressed until the mining moratorium is lifted and we are able to resume operations at our coal mines. We currently anticipate the moratorium to end sometime in the first half of calendar 2014, although there cannot be any assurance as to the exact timing.”

Recent business highlights:

Mr. Lv added, “In fiscal 2013 we took several steps to expand our current production capacity and product mix. Specifically:

-	We upgraded technical capabilities at our Baofeng plant to reduce dependency on high-cost raw materials such as coking coal. The plant can now produce high quality coke and by-products using low cost raw coal, such as long flame coal. We also upgraded oven capabilities to improve their energy efficiency, capture additional by-products for refinement into high value-added chemical products, and conform to environmental requirements.
-	We signed a leasing agreement to operate the Hongfeng plant for a period of one year. We are currently producing coke and coke byproducts such as crude benzol (since April) and purified coal gas (trial stage with commercial production to commence shortly), while additional byproducts such as sulfur and sulfur ammonia will be produced as we gradually increase production to full capacity.

In April 2013, we resumed construction of our new coking plant. Due to ongoing market conditions, however, we have once again slowed down construction, but plan to resume at full pace if and when the market improves.”

Mr. Lv noted, “Additionally, to offset the weak demand for conventional coke, we plan to increase production of our clean coke product produced at the Baofeng plant and further expand our product offerings by recapturing additional coke by-products for refinement into high value-added chemical products. This strategy fits well with our business plan to focus on increasing our market share in China’s coal chemical industry which has been growing rapidly.”

SinoCoking News Release	Page 2
September 30, 2013

Mr. Lv. concluded, “We believe that SinoCoking is well positioned to take advantage of growth opportunities once the coke market recovers.”

Conference Call

Mr. Lv and Mr. Wu will host a conference call on Tuesday, October 1, 2013 at 10:00 am ET to discuss these results as well as recent corporate developments.

Interested parties may participate in the call by dialing: (201) 493-6744. Please call in 10 minutes before the conference is scheduled to begin and ask for the SinoCoking call. After opening remarks, there will be a question and answer period. Questions may be asked during the live call, or alternatively, you may e-mail questions in advance to lcati@equityny.com.

The conference call will also be broadcast live over the Internet. To listen to the webcast, please go to http://www.investorcalendar.com/IC/CEPage.asp?ID=171714 or visit the Company’s website www.scokchina.com and then go to Presentations/Events page where the conference call is posted. Please go to the website at least 15 minutes early to register, and download and install any necessary audio software. If you are unable to listen live, the conference call will be archived and can be accessed for approximately 90 days. We suggest listeners use Microsoft Internet Explorer as their web browser.

About SinoCoking

SinoCoking and Coke Chemical Industries, Inc., a Florida corporation, is a vertically-integrated coal and coke processor that uses coal from both its own mines and that of third-party mines to produce basic and value-added coal products for steel manufacturers, power generators, and various industrial users. SinoCoking has been producing metallurgical coke since 2002, and acts as a key supplier to regional steel producers in central China. SinoCoking also produces and supplies thermal coal to its customers in central China. SinoCoking currently owns its assets and conducts its operations through its subsidiaries, Top Favour Limited and Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd., and its affiliated companies, Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd., Baofeng Coking Factory, Baofeng Hongchang Coal Co., Ltd., Baofeng Hongguang Environment Protection Electricity Generating Co., Ltd., Zhonghong Energy Investment Company, Henan Hongyuan Coal Seam Gas Engineering Technology Co., Ltd., Baofeng Shuangri Coal Mining Co., Ltd., and Baofeng Xingsheng Coal Mining Co., Ltd.

For further information about SinoCoking, please refer to our periodic reports filed with the Securities and Exchange Commission.

Forward Looking Statement

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company's financial position and business strategy. The words or phrases "plans", "would be," "will allow," "intends to," "may result," "are expected to," "will continue," "anticipates," "expects," "estimate," "project," "indicate," "could," "potentially," "should," "believe," "think", "considers" or similar expressions are intended to identify "forward-looking statements." These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of local, regional, and global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place undue reliance on such statements. The Company does not undertake, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement. Actual results may differ materially from the Company's expectations and estimates. The Company provides no assurances that any potential acquisitions will actually be consummated, or if consummated that such acquisitions will be on terms and conditions anticipated on the date of this press release, and the Company makes no assurances with regard to any results of any such acquisitions.

SinoCoking News Release	Page 3
September 30, 2013

Contact:
SinoCoking	Investor Relations Counsel:
Sam Wu, Chief Financial Officer	The Equity Group Inc.
+ 86-375-2882-999	Lena Cati
sinocoking@sina.com	lcati@equityny.com / (212) 836-9611
www.scokchina.com	www.theequitygroup.com

See Accompanying Tables

SinoCoking News Release	Page 4
September 30, 2013

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Years Ended June 30,
	2013	2012

REVENUE	$66,686,301	$78,912,770

COST OF REVENUE	58,478,301	63,745,461

GROSS PROFIT	8,208,000	15,167,309

OPERATING EXPENSES:
Selling	163,827	210,568
General and administrative	2,924,576	2,993,580
Total operating expenses	3,088,403	3,204,148

INCOME FROM OPERATIONS	5,119,597	11,963,161

OTHER INCOME (EXPENSE)
Interest income	783,938	1,413,937
Interest expense	(3,875,029)	(2,356,333)
Other finance expense	(265,088)	(225,005)
Other income, net	229,036	241,635
Change in fair value of warrants	716,627	4,852,399
Total other (expense) income, net	(2,410,516)	3,926,633

INCOME BEFORE INCOME TAXES	2,709,081	15,889,794

PROVISION FOR INCOME TAXES	1,661,388	3,395,237

NET INCOME	1,047,693	12,494,557

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	2,289,251	2,502,100

COMPREHENSIVE INCOME	$3,336,944	$14,996,657

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
Basic and diluted	21,121,372	21,093,525

EARNINGS PER SHARE
Basic and diluted	$0.05	$0.59

SinoCoking News Release	Page 5
September 30, 2013

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES

 CONSOLIDATED BALANCE SHEETS

	AS OF JUNE 30,
	2013	2012
ASSETS
CURRENT ASSETS
Cash	$782,018	$2,366,718
Restricted cash	9,708,000	9,668,000
Accounts receivable, trade	9,474,197	12,017,231
Notes receivable, trade	-	14,176,800
Notes receivable, mine acquisition	-	9,155,520
Other receivables	4,334,370	1,412,008
Loans receivable	8,032,037	9,849,937
Inventories	3,018,909	2,382,444
Advances to suppliers	8,791,837	12,267,806
Refundable deposit	-	4,752,000
Prepaid expenses	-	633,313
Total current assets	44,141,368	78,681,777

PLANT AND EQUIPMENT, net	15,269,766	16,211,984

CONSTRUCTION IN PROGRESS	40,224,821	39,379,553

OTHER ASSETS
Refundable deposit	4,854,000	-
Prepayments	61,562,890	36,071,853
Intangible assets, net	32,244,071	31,635,487
Long-term investments	2,886,383	2,825,730
Other assets	113,260	110,880
Total other assets	101,660,604	70,643,950

Total assets	201,296,559	204,917,264

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Short term loan - bank	$-	$5,702,400
Current maturity of long term loan	50,158,000	20,592,000
Accounts payable, trade	183,504	4,023
Notes payable	9,708,000	4,752,000
Other payables and accrued liabilities	2,229,341	802,028
Other payables - related parties	140,465	156,227
Acquisition payable	4,692,200	4,593,600
Customer deposits	208,815	138,457
Taxes payable	1,133,450	1,522,062
Total current liabilities	68,453,775	38,262,797

LONG TERM LIABILITIES
Long term loan	-	36,432,000
Warrants liability	21	716,648
Total long term liabilities	21	37,148,648

Total liabilities	68,453,796	75,411,445

COMMITMENTS AND CONTINGENCIES

EQUITY
Common stock, $0.001 par value, 100,000,000 shares authorized,
21,121,372 shares issued and outstanding	21,121	21,121
Additional paid-in capital	3,592,053	3,592,053
Statutory reserves	3,689,941	3,689,941
Retained earnings	111,304,825	110,257,132
Accumulated other comprehensive income	9,903,223	7,613,972
Total SinoCoking Coal and Coke Chemicals Industries, Inc's equity	128,511,163	125,174,219

NONCONTROLLING INTERESTS	4,331,600	4,331,600

Total equity	132,842,763	129,505,819

Total liabilities and equity	$201,296,559	$204,917,264